Exhibit 5.1

                             ROBERT H. DOMICO, ESQ.
                                Attorney at Law
                              3200 Baffetto Court
                            Henderson, Nevada 89052
Telephone (702) 837-5851                               Facsimile (702) 837-5852
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November  13,  2000

ISEmployment.com,  Inc.
213-380  Pellissier  Street
Windsor,  Ontario,  Canada  N9A  6W8

Re:  Registration  on  Form  SB-2

Dear  Ladies  and  Gentlemen:

     I have acted as counsel to ISEmployment.com, Inc., a Wyoming corporation (the "Company"), in connection with the registration of 600,000 shares of its common stock, $.001 par value, (its "Common Shares"), for sale by certain stock holders of Company. I have examined such documents, corporate records, minutes and other instruments, and have reviewed such laws and regulations as I have deemed necessary. In the course of such examination, I have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies; and the authenticity and completeness of the originals of all such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, and subject to the other limitations and qualifications set forth herein, I am of the opinion that the Common Shares have been duly authorized for issuance by the Company and that the Common Shares are validly issued, fully paid and nonassessable.

     The  foregoing  opinion  is  subject  to  the  qualifications  that:

(a) legality, validity or enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity;

(c) my opinion is limited to matters governed by the laws of Wyoming and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction;

(d) the opinions expressed herein are strictly limited to the matters stated herein and no other opinions may be implied beyond the matters expressly so stated.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm under the caption "Legal Matters".

Yours  very  truly,

By:  Robert  H.  Domico,  Esq.
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Law  Office  of  Robert  H.  Domico


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